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                                                                     Exhibit 2.1

  Agreement and Plan of Merger Filed as Appendix A to Proxy Statement/Prospectus

Non-Material Schedules to Agreement and Plan of Merger.

1. Disclosure Schedule;

2. Exhibit A, Form of Letter From Livingston Affiliates Addressed to Lucent Pursuant to Rule 145;

3. Exhibit B, Employment Contract Between Lucent and Steven M. Willens;

4. Exhibit C, Form of Non-Competition and Non-Disclosure Agreement;

5. Exhibit D-1, Form of Lucent and Lasalle Acquisition, Inc. Tax Representation Letter; and

6. Exhibit D-2, Form of Livingston Tax Representation Letter.

   Upon Request Any of These Omitted Schedules Will Be Furnished Supplementally to the Commission Pursuant to Regulation S-K Item 601(b)2.